Exhibit 4.1

SEE REVERSE SIDE
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
FOR CERTAIN DEFINITIONS CUSIP 75737F 10 8 THIS CERTIFIES THAT
BY is the owner of WELLS COUNTERSIGNED
FULLY PAID AND NON-ASSESSABLE COMMON SHARES, $0.001 PAR VALUE, OF FARGO AND
REDFIN CORPORATION BANK, transferable on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this certificate properly N endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. . A
COMMON . REGISTERED:
IN WITNESS WHEREOF, the said Corporation has caused this certificate to be signed by facsimile signatures of its duly authorized officers.
Dated: AUTHORIZED AND TRANSFER
CHIEF EXECUTIVE OFFICER CORPORATE SECRETARY SIGNATURE REGISTRAR AGENT

The Corporation shall furnish without charge to each Stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock of the Corporation or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such requests shall be made to the Corporation’s Secretary at the principal office of the Corporation.
KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, OR DESTROYED THE CORPORATION WILL REQUIRE A BOND INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: UTMA Custodian TEN COM as tenants in common (Cust) (Minor) TEN ENT as tenants by entireties under Uniform Transfers to Minors JT TEN as joint tenants with right of survivorship Act and not as tenants in common (State) Additional abbreviations may also be used though not in the above list. For value received hereby sell, assign, and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)
Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises. Dated
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGEWHATEVER. SIGNATURE GUARANTEED ALL GUARANTEES MUST BE MADE BY A FINANCIAL INSTITUTION (SUCH AS A BANK OR BROKER) WHICH IS A PARTICIPANT IN THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM (“STAMP”), THE NEW YORK STOCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM (“MSP”), OR THE STOCK EXCHANGES MEDALLION PROGRAM (“SEMP”) AND MUST NOT BE DATED. GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE.